Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL
 TO
TENDER SHARES OF COMMON STOCK
(INCLUDING ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
 OF
COLLECTORS UNIVERSE, INC.

PURSUANT TO THE OFFER TO PURCHASE FOR CASH
DATED JUNE 2, 2009

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON JULY 2, 2009,
UNLESS EXTENDED (THE “EXPIRATION DATE”).

The Depositary for the Offer is:

BY MAIL, HAND OR OVERNIGHT COURIER:

StockTrans, Inc.
Attn: Re-Organization Dept.
44 West Lancaster Avenue
Ardmore, PA 19003-2318

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s): (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Certificate(s) Tendered (Attach and sign additional list if necessary)

	Certificate Number(s)*	Number of Shares Represented by Certificates(s)	Number of Shares Tendered**

Total Shares Tendered

Indicate below the order (by certificate number) in which shares are to be purchased in the event of proration. If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary.  You are not required to complete this box.

1st	2nd	3rd	4th	5th
*	Do not need to complete if shares are delivered by book-entry transfer.
**
If you desire to tender fewer than all shares evidenced by any certificate(s) listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares evidenced by such certificate(s) will be deemed to have been tendered. See Instruction 4.

You must deliver this Letter of Transmittal to StockTrans, Inc., the Depositary.  Delivery of this Letter of Transmittal to an address other than one of those set forth above will not constitute a valid delivery. Deliveries to Collectors Universe, Inc. (the “Company”), or B. Riley & Co., LLC (the Information Agent for the Offer) will not be forwarded to the Depositary and, therefore, will not constitute valid delivery to the Depositary. Delivery of the Letter of Transmittal and any other required documents to the book-entry transfer facility at the Depositary Trust Company (“DTC,” which is herein referred to as the “book-entry transfer facility”) will not constitute delivery to the Depositary.

You should use this Letter of Transmittal if you are forwarding certificates for shares herewith or if you are causing the shares to be delivered by book-entry transfer to the Depositary’s account at DTC pursuant to the procedures set forth in Section 3, “Procedure for Tendering Shares” section of the Offer to Purchase. Only financial institutions that are participants in the book-entry transfer facility’s system may make book-entry delivery of the shares.

BEFORE COMPLETING THIS LETTER OF TRANSMITTAL, YOU SHOULD READ THIS LETTER OF TRANSMITTAL AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

You should use this Letter of Transmittal only if (1) you are also enclosing certificates for the shares you desire to tender, or (2) you intend to deliver certificates for such shares under a notice of guaranteed delivery previously sent to the Depositary, or (3) you are delivering shares through a book-entry transfer into the Depositary’s account at DTC (i.e., the book-entry transfer facility) in accordance with Section 3, “Procedure for Tendering Shares” section of the Offer to Purchase.

If you desire to tender shares in the Offer, but you cannot deliver the certificates for your shares and all other required documents to the Depositary by the Expiration Date (as set forth in the Offer to Purchase), or cannot comply with the procedures for book-entry transfer on a timely basis, then you may tender your shares according to the guaranteed delivery procedures set forth in Section 3, “Procedure for Tendering Shares” section of the Offer to Purchase.  See Instruction 2.  Delivery of the Letter of Transmittal and any other required documents to the book-entry transfer facility does not constitute delivery to the Depositary.

☐	Check here if you are delivering tendered shares pursuant to a notice of guaranteed delivery that you previously sent to the Depositary and complete the following:

Names(s) of Tendering Stockholder(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

☐
Check here if you are a financial institution that is a participating institution in the book-entry transfer facility’s system and you are delivering the tendered shares by book-entry transfer to an account maintained by the Depositary at the book-entry transfer facility, and complete the following:

Names(s) of Tendering Institution:

Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL,
INCLUDING THE ACCOMPANYING INSTRUCTIONS, CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Collectors Universe, Inc., a Delaware corporation (the “Company”), the above-described shares of common stock, $.001 par value, including the associated preferred share purchase rights, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 2, 2009 and in this Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”).  Unless otherwise indicated, all references to shares are to shares of the Company’s common stock, including the associated preferred share purchase rights issued under the Rights Agreement dated as of January 9, 2009 between the Company and StockTrans, Inc., as the Rights Agent.  A tender of the shares will constitute a tender of these associated rights.  The Company is inviting its stockholders to tender their shares for a price per share not less than $5.00 nor greater than $5.40 (the “Purchase Price”) net to the seller in cash, less applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer.  Receipt of the Offer to Purchase is hereby acknowledged.

Subject to and effective upon acceptance for payment of, and payment for, shares tendered with this Letter of Transmittal in accordance with the terms of the Offer, the undersigned hereby (1) sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all of the shares tendered hereby which are so accepted and paid for; (2) orders the registration of any shares tendered by book-entry transfer that are purchased under the Offer to or upon the order of the Company; and (3) appoints the Depositary as attorney-in-fact of the undersigned with respect to such shares, with the full knowledge that the Depositary also acts as the agent of the Company, with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to perform the following functions:

(a)
deliver certificates for shares, or transfer ownership of such shares on the account books maintained by the book-entry transfer facility, together in either such case with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, upon receipt by the Depositary, as the undersigned’s agent, of the Purchase Price with respect to such shares;

(b)	present certificates for such shares for cancellation and transfer on the Company’ books; and

(c)	receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, subject to the next paragraph, all in accordance with the terms of the Offer.

The undersigned understands that the Company, upon the terms and subject to the conditions of the Offer, will pay a price it selects within a range not less than $5.00 nor greater than $5.40 per share for shares validly tendered into, and not validly withdrawn from, the Offer subject to the conditions of the Offer described in the Offer to Purchase.   The undersigned understands that the Company will select the lowest Purchase Price that will enable the Company to purchase up to 1,750,000 shares, or, if a lesser number of shares is validly tendered and not validly withdrawn, then the Company will select the price that will enable it to purchase all shares that are properly tendered and not properly withdrawn prior to the Expiration Date.   The undersigned understands that all shares properly tendered prior to the Expiration Date at prices at or below the Purchase Price and not properly withdrawn will be purchased at the same Purchase Price, net to the seller in cash, without interest, on the terms and subject to the conditions of the Offer, including its “small lot” priority, proration and conditional tender provisions, and that the Company will return at its expense all other shares, including shares tendered at prices greater than the Purchase Price and shares not purchased because of proration or conditional tenders.

The undersigned acknowledges that they have been advised to consult with their own advisors as to the consequences of participating or not participating in the Offer.

The undersigned hereby covenants, represents and warrants to the Company that:

(a)
the undersigned has a net long position in the shares at least equal to the number of shares being tendered within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is tendering the shares in compliance with Rule 14e-4 under the Exchange Act;

(b)	has full power and authority to tender, sell, assign and transfer the shares tendered hereby;

(c)
when and to the extent the Company accepts the shares for purchase, the Company will acquire good and marketable title to them, free and clear of all security interests, liens, restrictions, claims, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and the shares will not be subject to any adverse claims or rights;

(d)
the undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby and accepted for purchase; and

(e)	the undersigned agrees to all of the terms of the Offer.

The undersigned understands that tendering of shares under any one of the procedures described in Section 3, “Procedure for Tendering Shares” section of the Offer to Purchase and in the Instructions to this Letter of Transmittal will constitute an agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer.  The undersigned acknowledges that under no circumstances will the Company pay interest on the Purchase Price.

The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the Offer; or may postpone the acceptance for payment of, or the payment for, shares tendered, or may accept for payment fewer than all of the shares tendered hereby.  The undersigned understands that certificate(s) for any shares not tendered or not purchased will be returned to the undersigned at the address indicated above.

The names and addresses of the registered holders should be printed, if they are not already printed above, exactly as they appear on the certificates representing shares tendered hereby.  The certificate numbers, the number of shares represented by such certificates, and the number of shares that the undersigned wishes to tender, should be set forth in the appropriate boxes above.

Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the aggregate Purchase Price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld), and/or return any shares not tendered or not purchased, in the name(s) of the undersigned or, in the case of shares tendered by book-entry transfer, by credit to the account at the book-entry transfer facility designated above.  Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the aggregate Purchase Price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld), and any certificates for shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s).  In the event that both the “Special Payment Instructions” and the “Special Delivery Instructions” are completed, please issue the check for the aggregate Purchase Price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and mail said check to the person(s) so indicated.

The undersigned recognizes that the Company has no obligation, under the Special Payment Instructions, to transfer any certificate for shares from the name of its registered holder, or to order the registration or transfer of shares tendered by book-entry transfer.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligations or duties of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in the Offer to Purchase, this tender is irrevocable.

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

METHOD OF DELIVERY

☐	Check here if certificates for tendered shares are enclosed herewith.

☐	Check here if certificates for tendered shares are being delivered pursuant to Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:

Name of Tendering Stockholder(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

LOST OR DESTROYED CERTIFICATE(S)

If any certificate representing shares has been lost, destroyed or stolen, the stockholder should promptly notify the Depositary. The stockholder will then be instructed as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing any lost or destroyed certificate have been followed. Please call StockTrans, Inc., as the transfer agent for the shares, at (800) 733-1121 to obtain an affidavit of loss, for further instructions and for a determination as to whether you will need to post a bond.  See Instruction 16.

SMALL LOTS
(SEE INSTRUCTION 6)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 500 shares.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 500 shares, all of which are being tendered; or

☐
is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 500 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares either (check one box):

☐	at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share below); or

☐
at the price per share indicated under the caption “Shares Tendered at Price Determined by Stockholder” in the box entitled “Price (in Dollars) Per Share at Which Shares are Being Tendered” below in this Letter of Transmittal.

CONDITIONAL TENDER
(SEE INSTRUCTION 7)

A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder’s shares tendered pursuant to this Letter of Transmittal must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless the Company purchases the minimum number of shares indicated below in the Offer, it will not purchase any of the shares tendered by such stockholder. It is the responsibility of the tendering stockholder to calculate that minimum number of shares that must be purchased if any are purchased, and the Company urges stockholders to consult their own tax advisors before completing this section. Unless the box below has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is:

shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below.

☐	The tendered shares represent all shares held by the undersigned.

PRICE (IN DOLLARS) PER SHARE
AT WHICH SHARES ARE BEING TENDERED
(SEE INSTRUCTION 5)

Check only the box under (1) or (2) below. If both boxes or if no box is checked, there is no valid tender of shares.

1.	Shares Tendered at Price Determined in the Offer

☐
The undersigned wants to maximize the chance of having the Company accept for purchase all of the shares that the undersigned is tendering (subject to the possibility of proration). Accordingly, BY CHECKING THIS BOX INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the Offer and resulting from the Offer process. This action may have the effect of lowering the Purchase Price and could result in receiving a price per share as low as $5.00 per share.

OR

2.	Shares Tendered at Price Determined by Stockholder

☐
By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined in the Offer”, the undersigned hereby tenders shares at the Purchase Price checked. This action could result in none of the shares being purchased if the Purchase Price determined by the Company for the shares is less than the Purchase Price checked below. A stockholder who desires to tender shares at more than one Purchase Price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one Purchase Price.

☐	$5.00	☐	$5.05	☐	$5.10

☐	$5.15	☐	$5.20	☐	$5.25

☐	$5.30	☐	$5.35	☐	$5.40

SPECIAL PAYMENT INSTRUCTIONS
(SEE INSTRUCTIONS 1, 4, 8, 9 AND 11)

Special Payment Instructions

To be completed ONLY if the check for the Purchase Price of shares purchased and Share Certificates evidencing shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.

Issue Check and Share Certificates to:

Name: ________________________________
(Please Print)

Address: _______________________________
_______________________________________
_______________________________________

Id. No.: _________________________________
(Tax Identification or
Social Security Number)

Account No.: ____________________________

Special Delivery Instructions

To be completed ONLY if the check for the Purchase Price of shares purchased and Share Certificates evidencing shares not tendered or not purchased are to be mailed to someone other than the undersigned, or to the undersigned at an address other than that shown under “Description of Shares Tendered.”

Mail Check and share Certificates to:

Name: ________________________________
(Please Print)

Address: _______________________________
_______________________________________
_______________________________________
_______________________________________

Id. No.: _________________________________
(Tax Identification or
Social Security Number)

(See Substitute Form W-9)

IMPORTANT
STOCKHOLDER(S) MUST SIGN HERE AND COMPLETE SUBSTITUTE FORM W-9, FORM W-8BEN OR FORM W-8ECI, AS APPLICABLE
(See Instructions 1 and 8)

This Letter of Transmittal must be signed by registered holder(s) exactly as the name(s) appear(s) on the share certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by share certificates and documents transmitted herewith. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide full title and see Instruction 8.

Signature(s) of Stockholder(s)

Dated: _____________, 2009

Name(s):
Please Print

Capacity (full title):
Address:
Please Include Zip Code

(Area Code) Telephone Number:

Taxpayer Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S) (If Required, See Instructions 1 and 8)

Authorized Signature:

Name(s):

Name of Firm:

Address:

Address Line 2:

(Area Code) Telephone Number:

Dated:______________, 2009

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.           GUARANTEE OF SIGNATURES.

No signature guarantee is required if either:

(a)
this Letter of Transmittal is signed by the registered holder of the shares exactly as the name of the registered holder appears on the certificate tendered with this Letter of Transmittal and such owner has not completed the box entitled “Special Delivery Instructions” or “Special Issuance Instructions”; or

(b)
such shares are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an “Eligible Institution”).

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal.  See Instruction 8.

2.           DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; GUARANTEED DELIVERY PROCEDURES.

This Letter of Transmittal is to be used only if:

•	certificates for shares are delivered with it to the Depositary; or

•	the certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary; or

•	an exercise of shares pursuant to the procedure for tender and exercise by book-entry transfer set forth in Section 3 of the Offer to Purchase.

Unless shares are being tendered by book-entry transfer, as described below, the following documents should be mailed or delivered to the Depositary at the appropriate address set forth on the front page of this document and must be received by the Depositary prior to the Expiration Date: (a) a properly completed and duly executed Letter of Transmittal or duly executed and manually signed facsimile copy of it, in accordance with the instructions of the Letter of Transmittal (including any required signature guarantees); (b) certificates for the shares being exercised; and (c) any other documents required by the Letter of Transmittal. If certificates are forwarded to the Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

Shares may be validly tendered pursuant to the procedures for book-entry transfer as described in the Offer.  In order for shares to be validly tendered by book-entry transfer, the Depositary must receive, prior to the Expiration Date of the Offer, (a) confirmation of such delivery and (b) either a properly completed and executed Letter of Transmittal (or manually signed facsimile thereof) or an Agent’s Message if the tendering stockholder has not delivered a Letter of Transmittal, and (c) all documents required by the Letter of Transmittal.  The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC exercising the shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against the participant.  If the stockholder is tendering by book-entry transfer, he, she or it must expressly acknowledge that he, she or it has received and agrees to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against him, her or it.

If share certificates are not immediately available, the holder cannot deliver his, her or its shares and all other required documents to the Depositary or he, she or it cannot complete the procedure for delivery by book-entry transfer prior to the Expiration Date, then the stockholder may tender his, her or its shares pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase.  Pursuant to such procedure:

(i)	such tender must be made by or through an Eligible Institution;

(ii)
a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (with any required signature guarantees) must be received by the Depositary prior to the expiration of the Offer; and

(iii)
the certificates for all physically delivered shares in proper form for transfer by delivery, or a confirmation of a book-entry transfer into the Depositary’s account at DTC of all shares delivered electronically, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message), and any other documents required by this Letter of Transmittal, must be received by the Depositary within three (3) NASDAQ Global Market trading days after the date the Depositary receives such Notice of Guaranteed Delivery, all as provided in the Offer to Purchase.

The method of delivery of all documents, including share certificates, the Letter of Transmittal and any other required documents, is at the election and risk of the tendering stockholder, and the delivery will be deemed made only when actually received by the Depositary.  If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically permitted by the Offer to Purchase, no alternative or contingent exercises will be accepted.

3.           INADEQUATE SPACE.  If the space provided in the box captioned “Description of Shares Tendered” is inadequate, the certificate numbers and/or the number of shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4.           PARTIAL TENDERS.  If fewer than all of the shares evidenced by any certificate are to be tendered, fill in the number of shares that are to be tendered in the column entitled “Number of Shares Tendered” in the box entitled “Description of Shares Tendered” above.  In that case, if any tendered shares are purchased, a new certificate for the remainder of the shares (including any shares not purchased) evidenced by the old certificate(s) will be issued and sent to the registered holder(s), unless otherwise specified in either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” above, promptly after the Expiration Date.  Unless otherwise indicated, all shares represented by the certificate(s) set forth above and delivered to the Depositary will be deemed to have been tendered. In each case, shares will be returned or credited without expense to the stockholder.

5.           INDICATION OF PRICE AT WHICH SHARES ARE BEING TENDERED.  In order to validly tender by this Letter of Transmittal, you must complete the box entitled “Price (in Dollars) Per Share at Which Shares are Being Tendered” by either (1) checking the box in the section captioned “Shares Tendered at Price Determined in the Offer” or (2) checking one of the boxes in the section captioned “Shares Tendered at Price Determined by Stockholder” indicating the price per share at which you are tendering shares. Selecting option (1) could result in you receiving a price per share as low as $5.00. Selecting option (2) could result in none of the shares you tender being purchased if the Purchase Price for the shares turns out to be less than the price you selected.

You may only check one box.  If you check more than one box or no boxes, then you will not be deemed to have validly tendered your shares. If you wish to tender a portion(s) of your shares at different prices, you must complete a separate Letter of Transmittal for each price at which you wish to tender each such portion of your shares.  To obtain additional copies of this Letter of Transmittal, contact the Information Agent at the telephone number and address included on the back cover of this Letter of Transmittal.  You cannot tender the same shares more than once, unless you previously tendered shares and validly withdrew those shares, as provided in Section 4 of the Offer to Purchase.  In the event you submit multiple Letters of Transmittal in order to tender shares at more than one price, a separate notice of withdrawal must be submitted in accordance with the terms of the Offer with respect to each separate Letter of Transmittal in order for such withdrawals to be effective.

6.           SMALL LOTS.  As described in Section 2 of the Offer to Purchase, if the Company purchases less than all shares tendered and not withdrawn before the Expiration Date, the shares purchased first will consist of all shares tendered by any stockholder who owns, beneficially or of record, an aggregate of fewer than 500 shares, and who tenders all of those shares at or below the Purchase Price.  Even if you otherwise qualify for the “small lot” preferential treatment, you will not receive the preferential treatment unless you complete the box captioned “Small Lots” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.

7.           CONDITIONAL TENDERS.  As described in Section 2 and Section 6 of the Offer to Purchase, you may condition your tender on all or a minimum number of your tendered shares being purchased.  To make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery and must indicate the minimum number of shares that must be purchased from you if any are to be purchased. Small lot shares, which will not be subject to proration, cannot be conditionally tendered.

As discussed in Section 2 and Section 6 of the Offer to Purchase, proration may affect whether the Company accepts conditional tenders and may result in shares tendered conditionally at or below the Purchase Price not being purchased if the required minimum number of shares would not be purchased.  If, because of proration, the minimum number of shares that you designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked the box to indicate that.  Upon the selection by lot, if any, the Company will limit the purchase in each case to the designated minimum number of shares.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is checked and appropriately completed.  The Company urges each stockholder to consult his or her own tax advisor when deciding whether to tender shares conditionally.

8.           SIGNATURES ON LETTER OF TRANSMITTAL.

(a)            If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

(b)            If the shares are held of record by two or more persons or holders, all such persons or holders must sign this Letter of Transmittal.

(c)            If any tendered shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or photocopies of it) as there are different registrations of certificates.

(d)            When this Letter of Transmittal is signed by the registered holder(s) of the shares listed and transmitted hereby, no endorsement(s) of certificate(s) representing such shares or separate ordinary share power(s) are required.  EXCEPT AS OTHERWISE PROVIDED IN INSTRUCTION 1, SIGNATURE(S) ON SUCH CERTIFICATE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION.  If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate ordinary share power(s), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on such certificate(s) or ordinary share power(s) must be guaranteed by an Eligible Institution.  See Instruction 1.

(e)            If this Letter of Transmittal or any certificate(s) or ordinary share power(s) are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of the authority so to act.  If the certificate has been issued in the fiduciary or representative capacity, no additional documentation will be required.

9.           STOCK TRANSFER TAXES.  Except as provided in this Instruction 9, no stock transfer tax stamps or funds to cover such stamps need accompany this Letter of Transmittal.  The Company will pay any stock transfer taxes payable on the transfer to it of shares purchased in the Offer. If, however, either:

(a)           payment of the Purchase Price for shares tendered hereby and accepted for purchase is to be made to any person other than the registered holder(s); or

(b)           shares not tendered or not accepted for purchase are to be registered in the name(s) of any person(s) other than the registered holder(s); or

(c)           certificate(s) representing tendered shares are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal;

then the Depositary will deduct from such Purchase Price the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person(s) or otherwise) payable on account of the transfer to such person, unless satisfactory evidence of the payment of such taxes or any exemption from them is submitted.

10.           ORDER OF PURCHASE IN EVENT OF PRORATION.  As described in Section 2 of the Offer to Purchase, stockholders may designate the order in which their shares are to be purchased in the event of proration.  The order of purchase may have an effect on the federal income tax classification of any gain or loss on the shares purchased.

11.           SPECIAL DELIVERY AND SPECIAL ISSUANCE INSTRUCTIONS.  If certificates for Common Stock purchased upon exercise of the shares are to be issued in the name of a person other than the signer of the Letter of Transmittal or if such certificates are to be sent to someone other than the person signing the Letter of Transmittal or to the signer at a different address, the boxes captioned “Special Issuance Instructions” and/or “Special Delivery Instructions” on this Letter of Transmittal must be completed as applicable and signatures must be guaranteed as described in Instruction 8.

12.           IRREGULARITIES.  All questions as to the number of shares to be accepted, the price to be paid therefor and the validity, form, eligibility (including time of receipt) and acceptance for exercise of any tender of shares will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgments of any courts.  The Company reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or to reject those shares, the acceptance of which or payment for which may, in the opinion of the Company’s counsel, be unlawful, subject to the judgments of any court.  The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular shares, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties, subject to the judgments of any court.  No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived.  Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine.  Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

13.           QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES.  Questions and requests for assistance should be directed to the Information Agent at the telephone numbers and address set forth on the back cover of this Letter of Transmittal.  Additional copies of the Offer to Purchase, this Letter of Transmittal and other related materials may be obtained from the Information Agent.  You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the Offer.

14.           SUBSTITUTE FORM W-9 AND FORM W-8BEN.  Under the United States federal income tax laws, the Depositary will be required to withhold 28% of the amount of the Purchase Price paid to certain stockholders (who are not “exempt” recipients) pursuant to the Offer.  To avoid such backup withholding, each such United States Holder must provide the Depositary with such stockholder’s taxpayer identification number and certify that such stockholder is not subject to backup withholding by completing the Substitute Form W-9 included as a part of this Letter of Transmittal, or otherwise establish to the satisfaction of the Depositary that such stockholder is not subject to backup withholding.  See Instruction 15. Certain “exempt recipients” (including, among others, all corporations and certain Non-United States Holders (as defined below)) are not subject to these backup withholding requirements.  For a Non-United States Holder to qualify as an exempt recipient, that stockholder must submit an IRS Form W-8BEN (or other applicable IRS Form), signed under penalties of perjury, attesting to that stockholder’s exempt status.  Such statement can be obtained from the Depositary.

15.           WITHHOLDING ON NON-UNITED STATES HOLDER.  Even if a Non-United States Holder has provided the required certification to avoid backup withholding, the Depositary will withhold United States federal income taxes equal to 30% of the “deemed dividend” payable to a Non-United States Holder or his agent unless the Depositary determines that a reduced rate of withholding is available under a tax treaty or that an exemption from withholding is applicable because such payments are effectively connected with the conduct of a trade or business within the United States.  In general, a “Non-United States Holder” is any stockholder that for United States federal income tax purposes is not (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any State or the District of Columbia, (ii) an estate the income of which is subject to United States federal income taxation regardless of the source of such income, or (iv) a trust (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust.  The “deemed dividend” payable to a Non-United States Holder will be deemed to be the gross payments payable to such Non-United States Holder unless the Company has determined prior to the time of the payment that a lesser amount should be subject to withholding pursuant to applicable United States Treasury Regulations.

In order to obtain a reduced rate of withholding pursuant to a tax treaty, a Non-United States Holder must deliver to the Depositary before the payment a properly completed and executed IRS Form W-8BEN (or a successor form).  In order to obtain an exemption from withholding on the grounds that the gross proceeds received in the Offer are effectively connected with the conduct of a trade or business within the United States, a Non-United States Holder must deliver to the Depositary a properly completed and executed IRS Form W-8ECI (or a successor form).  The Depositary will determine a stockholder’s withholding status based on such forms or other statements, unless facts and circumstances indicate that such reliance is not warranted.  A Non-United States Holder that qualifies for an exemption from withholding by delivering IRS Form W-8ECI generally will be required to file a United States federal income tax return and will be subject to United States federal income tax on income derived from the sale of shares pursuant to the Offer in the manner and to the extent described herein as if it were a United States Holder (and for certain corporate holders and under certain circumstances, the branch profits tax).  Payments to a foreign partnership generally are subject to withholding unless the partnership delivers to the Depositary before the payment a properly executed IRS Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners. A Non-United States Holder may be eligible to obtain a refund of all or a portion of any tax withheld if the Non-United States Holder meets the tests described in Section 13 of the Offer to Purchase that would characterize the exchange as a sale (as opposed to a dividend) or is otherwise able to establish that no tax or a reduced amount of tax is due.

Withholding is not required on a payment to a domestic partnership with foreign partners, provided the withholding agent can reliably associate the payment with a Form W-9 from the partnership.  However, domestic partnerships generally will be required to withhold tax in the manner described above on distributions to their foreign partners, to the extent the distribution includes a foreign partner’s allocable shares of the payment to the partnership pursuant to the Offer, unless a reduced rate is available under a treaty or an exemption applies.

Non-United States Holders are urged to consult their own tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

16.           LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES.  If your certificate(s) for part or all of your shares has been lost, stolen, destroyed or mutilated, you should promptly call the Depositary, StockTrans, Inc., at (800) 733-1121 or (610) 649-7300, regarding the requirements for replacement of the certificate.  You may be asked to post a bond to secure against the risk that the certificate may be subsequently recirculated.  This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed or mutilated certificates have been followed.  You are urged to contact the Depositary immediately to ensure timely processing of documentation.

THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH CERTIFICATES REPRESENTING SHARES BEING TENDERED OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED PRIOR TO 12:00 MIDNIGHT, EASTERN TIME, ON JULY 2, 2009. STOCKHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED SUBSTITUTE FORM W-9, OR ANOTHER APPROPRIATE IRS FORM, WITH THIS LETTER OF TRANSMITTAL.

Important Tax Information

Under current U.S. federal income tax law, the Tender Agent (as payor) may be required to withhold a portion of any payments made to certain stockholders (or other payees) pursuant to the Offer.  To avoid such backup withholding, each tendering stockholder (or other payee) must provide the Tender Agent with its correct taxpayer identification number (“TIN”) and certify that it is not subject to backup withholding by completing the enclosed Substitute Form W-9.  In general, for an individual, the TIN is such individual’s social security number.  If the Tender Agent is not provided with the correct TIN, the stockholder (or other payee) may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”) for each such failure unless such failure was due to reasonable cause and not to willful neglect, and any reportable payments made to such person may be subject to backup withholding at the applicable rate, currently 28%.  In addition, if the stockholder or other payee makes a false statement with no reasonable basis that results in no backup withholding, such stockholder or other payee may be subject to a $500 penalty.  Willfully falsifying certifications or affirmations may subject a stockholder or other payee to criminal penalties, including fines and/or imprisonment.  Such reportable payments generally will be subject to information reporting, even if the Tender Agent is provided with a TIN.  For further information concerning backup withholding and instructions for completing Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Certain persons (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and information reporting requirements.  Exempt persons should indicate their exempt status on Substitute Form W-9.  To satisfy the Tender Agent that a foreign person qualifies as an exempt recipient, such person must submit an IRS Form W-8BEN (or other applicable form), signed under penalties of perjury, attesting to that person’s exempt status.  However, as described in the Offer to Purchase, a Non-U.S. Holder will be subject to U.S. withholding tax at a 30% rate on any payment made pursuant to the Offer unless such Non-U.S. Holder is able to properly establish an exemption or partial reduction from withholding.  Such forms can be obtained from the Tender Agent.

A person’s failure to complete the Substitute Form W-9 will not, by itself, cause such person’s shares to be deemed invalidly tendered, but may require the Tender Agent to withhold a portion of any payments made to such person pursuant to the Offer.  Backup withholding is not an additional U.S. federal income tax.  Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of U.S. federal income tax withheld.  If backup withholding results in an overpayment of U.S. federal income tax, a refund may be obtained provided that the required information is furnished to the IRS.

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY REPORTABLE PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.  PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

This information is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer and was written to support the promotion or marketing of the Offer.  Stockholders should consult with their tax and financial advisors with respect to the tax consequences of the transactions described in the Offer to Purchase.

PAYOR’S NAME:  ___________________

SUBSTITUTE Form W-9 Payor’s Request for Taxpayer Identification Number (“TIN”) and Certification	Part I — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.
Part II — For Payees exempt from backup withholding, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein.
Part III — Certification — Under penalties of perjury, I certify that:
(1)  The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me);
(2)   I am not subject to backup withholding because:  (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)   I am a U.S. person (including a U.S. resident alien).

	SIGNATURE:	DATE:

Certification Instructions — You must cross out item (2) above in Part III if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.  However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).  (Also see the instructions in the enclosed Guidelines.)

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ALL REPORTABLE PAYMENTS MADE TO YOU.  PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING YOUR TIN.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future.  I understand that if I do not provide a TIN by the time of payment, a portion of all reportable payments made to me will be withheld.

Signature:	Date:

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor.  Social Security Numbers have nine digits separated by two hyphens:  i.e. 000-00-0000.  Employer Identification Numbers have nine digits separated by only one hyphen:  i.e. 00-0000000.  The table below will help you determine the number to give the payor.

For this type of account:		Give the SOCIAL SECURITY NUMBER or EMPLOYER IDENTIFICATION NUMBER of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4.	(a)The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)
	(b)So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5.	Sole proprietorship or single-owner LLC	The owner (3)
6.	A valid trust, estate, or pension trust	The legal entity (4)
7.	Corporation or LLC electing corporate status on Form 8832	The corporation
8.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
9.	Partnership or multi-member LLC	The partnership or LLC
10.	A broker or registered nominee	The broker or nominee
11.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person’s Social Security Number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s Social Security Number.

(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may either use your Social Security Number or Employer Identification Number.

(4)
List first and circle the name of the legal trust, estate, or pension trust.  (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:                      If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a Taxpayer Identification Number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at an office of the Social Security Administration office or the Internal Revenue Service or by calling 1-800-TAX-FORM and apply for a number.

Payees Exempt from Backup Withholding

Backup withholding is not required on payments made to the following payees:

•	An organization exempt from tax under Section 501(a), any IRA, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies or instrumentalities.

•	An international organization or any of its agencies, or instrumentalities.

Other payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	A trust exempt from tax under Section 664 or described in Section 4947.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A foreign central bank of issue.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distribution made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

Payments of interest on obligations issued by individuals.  Note:  You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor’s trade or business and you have not provided your correct Taxpayer Identification Number to the payor.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING.  FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYOR.

Certain payments, other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding.  For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N of the Internal Revenue Code.

Privacy Act Notice—Section 6109 of the Internal Revenue Code requires most recipients to give their correct Taxpayer Identification Number to payors who must report the payments to the IRS.  The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns.  Payors must be given the numbers whether or not recipients are required to file tax returns.  Payors must generally withhold a certain percentage (currently 28%) of taxable interest, dividend, and certain other payments to a payee who does not furnish a Taxpayer Identification Number to a payor.  Certain penalties may also apply.

Penalties

(1)
Penalty For Failure to Furnish Taxpayer Identification Number.  If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)	Misuse of Taxpayer Identification Numbers. If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.

The Depositary for the Offer is:

BY MAIL, HAND OR OVERNIGHT COURIER:

StockTrans, Inc.
Attn: Re-Organization Dept.
44 West Lancaster Avenue
Ardmore, PA 19003-2318

BY FACSIMILE TRANSMISSION:
(610) 649-7302

CONFIRM FACSIMILE RECEIPT BY TELEPHONE:
(800) 733-1121
or
(610) 649-7300

The Information Agent for the Offer is:

B. Riley & Co., LLC
4675 MacArthur Court, Suite 1500
Newport Beach, CA 92660

E-mail: corpfin@brileyco.com

or

Call Toll Free: (800) 494-7354